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                                                                 Exhibit (a)(iv)

                           Certificate of Amendment

                                    to the

                             Certificate of Trust

                                      of

                         LaSalle Partners Master Trust


     LASALLE PARTNERS MASTER TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C. (S)(S) 3801, et. seq.), does hereby certify that:

     FIRST: The name of the business trust (hereinafter called the "Trust") is LASALLE PARTNERS MASTER TRUST (the "Trust").

     SECOND: The Certificate of Trust of the Trust is hereby amended by striking
Article I thereof and by substituting in lieu of said Article the following new
Article I:

     "1.  Name. The name of the business trust is LaSalle Master Trust."

     THIRD: This Certificate of Amendment shall be effective at 5:00 p.m. on December 10, 1999.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment as of the 7th day of December, 1999.



                                  /s/ William K. Morrill, Jr.
                                  ---------------------------
                                  William K. Morrill, Jr.
                                  Trustee